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                                     EXHIBIT 11.1

                    SHARES USED IN EARNINGS PER SHARE COMPUTATION
                              (unaudited, in thousands)
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                                                 THREE MONTHS ENDED JUNE 30      SIX MONTHS ENDED JUNE 30
                                                 --------------------------      ------------------------
                                                      1996           1995           1996           1995
                                                     ------         ------         ------         ------
Primary
  Average shares outstanding                         25,218         23,770         25,159         23,834
  Net effect of dilutive stock options-
    based on the treasury stock method
    using average market price                        1,104            403          1,021            447
                                                     ------         ------         ------         ------
  Total                                              26,322         24,173         26,180         24,281
                                                     ------         ------         ------         ------
                                                     ------         ------         ------         ------

  Net Income                                        $11,243         $8,789        $17,960        $14,008
                                                    -------        -------        -------        -------
                                                    -------        -------        -------        -------

  Per share amount                                    $0.43          $0.36          $0.69          $0.58
                                                     ------         ------         ------         ------
                                                     ------         ------         ------         ------

Fully diluted
  Average shares outstanding                         25,218         23,770         25,159         23,834
  Net effect of dilutive stock options-
    based on the treasury stock method
    using the year-end market price, if
    higher than average market price                  1,107            490          1,111            501
                                                     ------         ------         ------         ------
                                                                                                  ------
  Total                                              26,325         24,260         26,270         24,335
                                                     ------         ------         ------         ------
                                                     ------         ------         ------         ------

  Net Income                                        $11,243         $8,789        $17,960        $14,008
                                                    -------         ------        -------        -------
                                                    -------         ------        -------        -------

  Per share amount                                    $0.43          $0.36          $0.68          $0.58
                                                     ------         ------         ------         ------
                                                     ------         ------         ------         ------

                                              18

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